EXHIBIT 99.1

This Statement on Form 4 is filed by the Reporting Person listed below. The principal business address of the Reporting Person is 333 South Grand Avenue, 28th Floor, Los Angeles, CA 90071.

Name of Designated Filer: OAKTREE CAPITAL GROUP HOLDINGS GP, LLC

Date of Event Requiring Statement:  January 7, 2015.

Issuer Name: NewPage Holdings Inc.

OAKTREE FUND GP, LLC

By:	Oaktree Fund GP I, L.P.
Its:	Managing Member

By:	/s/ Jordan Mikes
Name:	Jordan Mikes
Title:	Authorized Signatory

By:	/s/ Lisa Arakaki
Name:	Lisa Arakaki
Title:	Authorized Signatory

OAKTREE FUND GP I, L.P.

By:	/s/ Jordan Mikes
Name:	Jordan Mikes
Title:	Authorized Signatory

By:	/s/ Lisa Arakaki
Name:	Lisa Arakaki
Title:	Authorized Signatory

OAKTREE CAPITAL I, L.P.

By:	/s/ Jordan Mikes
Name:	Jordan Mikes
Title:	Assistant Vice President

By:	/s/ Lisa Arakaki
Name:	Lisa Arakaki
Title:	Managing Director

OCM HOLDINGS I, LLC

By:	/s/ Jordan Mikes
Name:	Jordan Mikes
Title:	Assistant Vice President

By:	/s/ Lisa Arakaki
Name:	Lisa Arakaki
Title:	Managing Director

OAKTREE HOLDINGS, LLC

By:	/s/ Jordan Mikes
Name:	Jordan Mikes
Title:	Assistant Vice President

By:	/s/ Lisa Arakaki
Name:	Lisa Arakaki
Title:	Managing Director

OAKTREE CAPITAL GROUP, LLC

By:	/s/ Jordan Mikes
Name:	Jordan Mikes
Title:	Assistant Vice President

By:	/s/ Lisa Arakaki
Name:	Lisa Arakaki
Title:	Managing Director

OAKTREE CAPITAL GROUP HOLDINGS GP, LLC

By:	/s/ Jordan Mikes
Name:	Jordan Mikes
Title:	Assistant Vice President

By:	/s/ Lisa Arakaki
Name:	Lisa Arakaki
Title:	Managing Director